     As filed with the Securities and Exchange Commission on June 6, 2000
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------

                               SYMMETRICOM, INC.
            (Exact name of Registrant as specified in its charter)

                                --------------

          California                                                95-1906306
  (State or other jurisdiction of                               (I.R.S. Employer
   incorporation or organization)                             Identification Number)

                             2300 Orchard Parkway
                        San Jose, California 95131-1017

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                --------------

                                1999 STOCK PLAN
                           1999 DIRECTOR OPTION PLAN
                           (Full title of the Plans)

                                --------------

                               Thomas W. Steipp
                            Chief Executive Officer
                               Symmetricom, Inc.
                             2300 Orchard Parkway
                       San Jose, California  95131-1017
                                (408) 943-9403

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                  Copies to:

                                  Neil Wolff
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                         Palo Alto, California  94304
                                (650) 493-9300

                                --------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                             Proposed         Proposed
                                                             Maximum          Maximum
           Title of Each Class                Amount         Offering         Aggregate      Amount of
             of Securities to                  to be          Price           Offering      Registration
              be Registered                  Registered    Per Share (1)       Price             Fee
--------------------------------------------------------------------------------------------------------
1999 Stock Plan:
Common Stock, no par value                      900,000       $15.531      $13,978,125.00      $3,885.92
--------------------------------------------------------------------------------------------------------
1999 Director Option Plan
Common Stock, no par value                      300,000        $15.531     $ 4,659,375.00      $1,295.31
--------------------------------------------------------------------------------------------------------
                                                                           Total:              $5,181.23
--------------------------------------------------------------------------------------------------------

                                --------------

(1) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices as reported on the Nasdaq National Market on June 2, 2000.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission by Symmetricom, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"). (File No. 0-02287).

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999, and March 31, 2000 filed pursuant to
Section 13 of the Exchange Act.  (File No. 0-02287).

     (c) The Registrant's Form 8-K's filed pursuant to Section 13 of the Exchange Act dated August 19, 1999, October 14, 1999, December 14, 1999, and April 13, 2000. (File No. 0-02287).

     (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (e) The description of the Registrant's Common Share Purchase Rights contained in the Registrant's registration statement on Form 8-A dated December 18, 1990, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registered all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 6.  Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code ("Section 317") authorizes a corporation to indemnify a person against expenses and liabilities arising from third party or derivative actions to which the person is or is threatened to be made a party by reason of the fact that such person is or was an agent of the corporation, so long as such person acted in good faith and in a manner the person reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 requires a corporation to indemnify an agent who has been successful on the merits in defense of any third party or derivative action against expenses actually and reasonably incurred in connection therewith. The indemnification authorized by
Section 317 is not exclusive of additional indemnification rights which an agent may have.

         In accordance with Section 204 of the California Corporations Code, the Registrant's Articles of Incorporation eliminate the liability of directors for monetary damages to the fullest extent permissible under California law. The Registrant's Articles of Incorporation also authorize the Registrant to indemnify the directors and officers to the fullest extent permissible under California law.

         The Registrant's Bylaws require the Registrant to indemnify directors and officers of the Registrant, and authorize the Registrant to indemnify other agents, to the maximum extent permitted under the California Corporations Code. Such provisions also apply to former directors, officers and agents of the Registrant, and persons serving as directors, officers or agents of another entity at the request of the Registrant.

         The Registrant has entered into indemnification agreements with its directors and officers providing for indemnification of such directors and officers to the maximum extent permitted by law, including future changes to the law permitting broader indemnification than that currently permitted. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the California Corporations Code or the Registrant's Bylaws.

         The Registrant currently maintains liability insurance for its directors and officers.

Item 8.  Exhibits.

4.1 1999 Employee Stock Plan and form of Option Agreement is incorporated herein by reference to Exhibit 99.1 and 99.2 filed with the Registrant's Proxy Statement dated September 23, 1999.

4.2 1999 Director Option Plan and form of Option Agreement is incorporated herein by reference to Exhibit 99.3 and 99.4 filed with the Registrant's Proxy Statement dated September 23, 1999.

5.1      Opinion of counsel as to legality of Securities being registered.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of counsel (contained in Exhibit 5.1).

24.1     Power of Attorney (see page II-2).

--------------------------------------------------------------------------------

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

--------------------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on June 6, 2000.

                                       SYMMETRICOM, INC.

                                   By: /s/ Maurice Austin
                                       ------------------
                                       Maurice Austin
                                       Chief Financial Officer
                                       June 6, 2000


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Steipp and Maurice Austin, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                    TITLE                             DATE
                   ---------                                    -----                             ----

  /s/ Thomas W. Steipp                            Chief Executive Officer and Director       June 6, 2000
-----------------------------------------------   (principal executive officer)
  Thomas W. Steipp


  /s/ Maurice Austin                              Chief Financial Officer and Secretary      June 6, 2000
-----------------------------------------------   (principal financial and accounting
  Maurice Austin                                  officer)


  /s/ Richard W. Oliver                           Chairman of the Board                      June 6, 2000
-----------------------------------------------
  Richard W. Oliver


  /s/ Robert T. Clarkson                          Director                                   June 6, 2000
-----------------------------------------------
  Robert T. Clarkson

  /s/ Robert M. Neumeister                        Director                                   June 6, 2000
-----------------------------------------------
  Robert M. Neumeister, Jr.


  /s/ Krish A. Prabhu                             Director                                   June 6, 2000
-----------------------------------------------
  Krish A. Prabhu


  /s/ William D. Rasdal                           Director                                   June 6, 2000
-----------------------------------------------
  William D. Rasdal


  /s/ Richard N. Snyder                           Director                                   June 6, 2000
-----------------------------------------------
  Richard N. Snyder

                               INDEX TO EXHIBITS

Exhibit Number                          Exhibit Document
--------------     --------------------------------------------------------------
     4.1           1999 Employee Stock Plan and form of Option Agreement is
                   incorporated herein by reference to Exhibit 99.1 and 99.2 filed with the Registrant's Proxy Statement dated September 23, 1999.

     4.2 1999 Director Option Plan and form of Option Agreement is incorporated herein by reference to Exhibit 99.3 and 99.4 filed with the Registrant's Proxy Statement dated September 23, 1999.

     5.1           Opinion of counsel as to legality of Securities being registered.

    23.1           Consent of Deloitte & Touche LLP.

    23.2           Consent of counsel (contained in Exhibit 5.1).

    24.1           Power of Attorney (see page II-4).